As filed with the Securities and Exchange Commission on August 10, 2006
                                                Registration No. 333-___________


================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Euronet Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware             4601 College Boulevard,           74-2806888
     (State or other                Suite 300               (I.R.S. Employer
     jurisdiction of          Leawood, Kansas 66211       Identification No.)
    incorporation or          (Address of Principal
      organization)            Executive Offices)



                Euronet Worldwide, Inc. 2006 Stock Incentive Plan
                            (Full title of the plan)


                                 Daniel R. Henry
                      Chief Operating Officer and President
                             Euronet Worldwide, Inc.
                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200
            (Name, address and telephone number of agent for service)

                                   Copies to:

          Jeffrey B. Newman                John A. Granda, Esq.
      Executive Vice President,        Stinson Morrison Hecker LLP
     General Counsel & Secretary               1201 Walnut
       Euronet Worldwide, Inc.         Kansas City, Missouri 64106
         1 Devonshire Street                  (816) 842-8600
            London W1W5NU
           United Kingdom

                         CALCULATION OF REGISTRATION FEE

Title of securities      Amount to be     Proposed maximum   Proposed maximum       Amount of
to be registered        registered (1)     offering price        aggregate       registration fee
                                                (2)           offering price
                                                                    (2)


Common Stock, $0.02       4,000,000            $24.73         $98,920,000.00        $10,584.44
Par value per share
Preferred Share           4,000,000             (4)                 (4)                (4)
Purchase Rights (3)

(1) Pursuant to Rule 416(a), this amount also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on August 9, 2006.

(3) Each share of Common Stock to be registered includes one associated preferred share purchase right issued pursuant to a Rights Agreement dated March 21, 2003, between the registrant and EquiServe Trust Company, N.A., as amended.

(4) No separate consideration is payable for the preferred share purchase rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

--------------------------------------------------------------------------------

                                  INTRODUCTION

      This Registration Statement on Form S-8 is filed by Euronet Worldwide, Inc. (the "Registrant"), relating to 4,000,000 shares of the Registrant's Common Stock, par value $0.02 per share (the "Common Stock"), which may be issued pursuant to awards under the Euronet Worldwide, Inc. 2006 Stock Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information *

Item 2.    Registrant Information and Employee Plan Annual Information *

   * The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Information about the Registrant required by Part I to be contained in a
      Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 424 under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including portions of the Registrant's Annual Proxy Statement filed April 10, 2006 that are incorporated by reference therein;

     2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2005;

     3. The description of the Registrant's Common Stock contained in the registration statement on Form 8-A/A, filed on November 24, 2004 with the Commission pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description; and

     4. The description of the Registrant's preferred stock purchase rights contained in the registration statement on Form 8-A/A, filed on November 24, 2004 with the Commission pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

     Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

     The following information contained in documents described above is not incorporated herein by reference, except to the extent any such document specifically provides for such incorporation: (i) information furnished under and exhibits relating to Items 7.01 and 2.02 of our Current Reports on Form 8-K, and (ii) any other information in documents described above which is not deemed to be filed with the Commission under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

Item 4.   Description of Securities.

     Not applicable. The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article NINTH of the Registrant's Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL.

      Article EIGHTH of the Registrant's Certificate of Incorporation, as amended, and Article VII of the Registrant's By-laws, as amended, provide that the Registrant shall indemnify directors and officers to the fullest extent permitted by the DGCL.

      The Registrant also maintains insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.   Exhibits.

      See Exhibit Index hereto, which is incorporated herein by reference.

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this [ ] day of August, 2006.


                                          EURONET WORLDWIDE, INC.


                                          By:  /s/ Michael J. Brown
                                               ---------------------------
                                               Michael J. Brown
                                               Chairman of the Board of
                                               Directors,
                                               Chief Executive Officer and
                                               Director



                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                      Title              Date


/s/ Michael J. Brown          Chairman of the Board of
-----------------------       Directors, Chief Executive Officer
Michael J. Brown              and Director (Principal Executive
                              Officer)

/s/ Daniel R. Henry           Chief Operating Officer,
-----------------------       President and Director
Daniel R. Henry

/s/ Rick L. Weller            Chief Financial Officer and
-----------------------       Chief Accounting Officer
Rick L. Weller                (Principal Financial and
                               Accounting Officer)


/s/ Thomas A. McDonnell       Director
-----------------------
Thomas A. McDonnell


/s/ Andzrej Olechowski        Director
-----------------------
Andzrej Olechowski


/s/ Andrew B. Schmitt         Director
-----------------------
Andrew B. Schmitt



                                  EXHIBIT INDEX

      The following Exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement.

Exhibit Number      Description
-------------       -----------

4.1 Certificate of Amendment to Certificate of Incorporation of Euronet Worldwide, Inc. dated June 29, 2006

4.2 Certificate of Incorporation of Euronet Worldwide, Inc., as amended

4.3 By-laws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), and incorporated by reference herein)

4.4 Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein)

4.5 Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.6 Rights Agreement, dated as of March 21, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company's current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.7 First Amendment to Rights Agreement, dated as of November 28, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company's current report on Form 8-K filed on December 4, 2003, and incorporated by reference herein)

4.8 Euronet Worldwide, Inc. 2006 Stock Incentive Plan (filed as Appendix 1 to the Registrant's Definitive Proxy Statement filed on April 10, 2006, and incorporated by reference herein)

5.1                 Opinion of Stinson Morrison Hecker LLP

23.1                Consent of KPMG LLP

23.2                Consent of Stinson Morrison Hecker LLP (included in Exhibit
                    5.1)

24.1                Power of Attorney (included in signature page hereto)